EXHIBIT 10.2

                                   GARMIN LTD.
                           2005 EQUITY INCENTIVE PLAN
                       NONQUALIFIED STOCK OPTION AGREEMENT


To:      ___________________________ ( "you" or the "Grantee")


                                NOTICE OF GRANT:

     You have been granted an option (the "Option") to purchase common shares, $0.01 par value per share, of Garmin Ltd. ("Shares"), subject to the terms and conditions of the Garmin Ltd. 2005 Equity Incentive Plan (the "Plan") and the Option Award Agreement between you and Garmin Ltd. (the "Company") attached as Exhibit A as follows:

         Grant Date:                               ________________________

         Total Number of Shares Subject to Option  ________________(______)


         Option Price per Share ($):               $___.___

         Expiration Date:                          ________________________



     In order to fully understand your rights under the Plan (a copy of which is attached) and the Option Award Agreement attached as Exhibit A, you are encouraged to read the Plan and this document carefully. Please refer to the Plan document for the definition of capitalized terms used in this Agreement.

     To properly accept this Option, you must enter your E*Trade password and click the "Accept" button on the previous screen. Acceptances shall be made electronically within ten (10) days of your receipt of this Notice and Award Agreement. By accepting this Option, you are also agreeing to be bound by Exhibit A, including the restrictive covenants in Section 9 of Exhibit A.


                                   GARMIN LTD.


                                   By:    /s/  Min H. Kao
                                          ----------------
                                   Name:  Min H. Kao
                                   Title: Chairman and CEO

                                    EXHIBIT A

                                   AGREEMENT:

     In consideration of the mutual promises and covenants contained herein and other good and valuable consideration paid by the Grantee to the Company, the Grantee and the Company agree as follows:

     Section 1. Incorporation of Plan

     All provisions of this Award Agreement and the rights of the Grantee hereunder are subject in all respects to the provisions of the Plan and the powers of the Board therein provided. Capitalized terms used in this Award Agreement but not defined shall have the meaning set forth in the Plan.

     Section 2. Grant of Nonqualified Stock Option

     As of the Grant Date identified above, the Company grants to the Grantee, subject to the terms and conditions set forth herein and in the Plan, the right, privilege, and option (the "Option") to purchase that number of Shares identified above opposite the heading "Total Number of Shares Subject to Option", at the per Share price specified above opposite the heading "Option Price per Share."

     Section 3. Exercisability of Option

     (a) Except to the extent the Option is permitted to be transferred to a person set forth in Section 8(b) of this Award Agreement, during the Grantee's lifetime, this Option may be exercised only by the Grantee. This Option, except as specifically provided elsewhere under the terms of the Plan, shall become exercisable as follows:

          Years Elapsed from Grant Date         Percentage of Option Exercisable
          -----------------------------         --------------------------------
                       1 Year                                          20%
                       2 Years                                         40%
                       3 Years                                         60%
                       4 Years                                         80%
                       5 Or More Years                                100%

          For purposes of this Section 3, a Year shall mean a period of 365 days (or 366 days in the event of a leap year).

     (b) In the event of the Grantee's death or Disability while the Grantee is employed, the Option shall become fully exercisable. In the event that the Grantee dies or becomes Disabled following the Grantee's Termination of Affiliation, the exercisability of the Option shall not accelerate due to such death or Disability and shall be exercisable only to the extent it was exercisable on the date of the Grantee's Termination of Affiliation.


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     Section 4. Method of Exercise

     Provided this Option has not expired, been terminated or cancelled in accordance with the terms of the Plan, that percentage of the Option which is exercisable in accordance with Section 3 above may be exercised, in whole or in part and from time to time, by delivery to the Company or its designee a written notice or such other electronic or telephonic notice as may be acceptable to the Company or its designee which shall:

     (a) set forth the number of Shares with respect to which the Option is to be exercised (such number must be in a minimum amount of 50 Shares);

     (b)  if  the  person  exercising  this  Option  is  not  the  Grantee,   be
          accompanied by satisfactory evidence of such person's right to exercise this option; and

     (c) be accompanied by payment in full of the Option Price in the form of cash, personal or certified bank check or electronic wire transfer payable to the order of the Company or any other means allowable under the Plan which the Company in its sole discretion determines will provide legal consideration for the Shares.

     Section 5. Expiration of Option

     Unless terminated earlier in accordance with the terms of this Award Agreement or the Plan, the Option granted herein shall expire at 5:00 P.M., U.S. Central Time, on the tenth (10th) Anniversary of the Grant Date (the "Expiration Date"). In the event the Expiration Date is a Saturday, Sunday or any other day which is a holiday of the United States Federal Government (a "Non-Business Day"), then the Option granted herein shall expire, unless earlier terminated in a accordance with the terms of this Award Agreement or the Plan, at 5:00 P.M., U.S. Central Time, on the first day that is not a Non-Business Day (a "Business Day") following such Expiration Date.

     Section 6. Effect of Termination of Affiliation

     If the Grantee has a Termination of Affiliation for any reason, including termination by the Company with or without Cause, voluntary resignation, death, or Disability, the effect of such Termination of Affiliation on all or any portion of this Option is as provided below. Notwithstanding anything below to the contrary, in no event may the Option be exercised after the Expiration Date.

     (a) If the Grantee has a Termination of Affiliation within the Option Term for Cause, the Option shall thereafter be void for all purposes upon such Termination of Affiliation. The effect of this Section 6(a) shall be limited to determining the conditions under which an Option may be rendered null and void, and nothing in this Section 6(a) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee's employment with the Company.

     (b) If the Grantee has a Termination of Affiliation within the Option Term due to the Grantee's voluntary resignation or termination by the Company other than for Cause, the Option may be exercised by the Grantee at any time prior to 5:00 P.M., U.S. Central Time, on the ninetieth (90th) calendar day following the Grantee's Termination of Affiliation (but in no event later than the Expiration Date). In the



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          event that such ninetieth (90th) day shall not be a Business Day, then the Option shall expire at 5:00 P.M., U.S.  Central Time, on the first
          (1st) Business Day immediately following such ninetieth (90th) day. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Termination of Affiliation.

     (c) If the Grantee dies or becomes Disabled within the Option Term (A) while he or she is an employee, or (B) within the ninety-day period referred to in clause (b) above, the Option may be exercised by the Grantee or the Grantee's Beneficiaries entitled to do so at any time prior to 5:00 P.M., U.S. Central Time, on the 365th calendar day following the date of the Grantee's death or Disability (but in no event later than the Expiration Date). In the event that the 365th day is not a Business Day, then the Option shall expire at 5:00 P.M., U.S. Central Time, on the first (1st) Business Day immediately following such 365th day. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Grantee's death or Disability, or at such time as the Grantee ceased to be an employee, whichever is earlier.

     (d) In the event the Grantee has a Termination of Affiliation during a Change in Control Period (which is the one year period following a Change of Control) and such Termination of Affiliation is initiated by the Company or a Subsidiary other than for Cause or initiated by the Grantee for Good Reason, then all Options shall immediately become exercisable and may be exercised, in whole or in part, for ninety (90) days following such Termination of Affiliation (but in no event later than the Expiration Date).

     Section 7. Investment Intent.

     The Grantee agrees that the Shares acquired on exercise of this Option shall be acquired for his/her own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "1933 Act") or other applicable securities laws. If the Board so determines, any share certificates issued upon exercise of this Option shall bear a legend to the effect that the Shares have been so acquired. The Company may, but in no event shall be required to, bear any expenses of complying with the 1933 Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Option or any Shares acquired upon the exercise thereof. The foregoing restrictions on the transfer of the Shares shall be inoperative if (a) the Company previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the 1933 Act and other applicable securities laws or (b) the Shares shall have been duly registered in compliance with the 1933 Act and other applicable state or federal securities laws. If this Option, or the Shares subject to this Option, are so registered under the 1933 Act, the Grantee agrees that he will not make a public offering of the said Shares except on a national securities exchange on which the common shares of the Company are then listed.

     Section 8. Nontransferability of Option

     (a) Except as provided above in Section 6(c) (in the event of the Grantee's death) and below in Section 8(b), no portion of the Option granted hereunder may be sold, transferred, pledged, assigned, or



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

          otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to the Option granted to the Grantee shall be available during his or her lifetime only to the Grantee.

     (b) Pursuant to conditions and procedures established by the Board from time to time, the Board may permit the Option to be transferred to, exercised by and paid to (a) the Grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), (b) any person sharing the Grantee's household (other than a tenant or employee), (c) a trust in which persons described in
          (a) or (b) have more than 50% of the beneficial interest, (d) a foundation in which persons described in (a) or (b) or the Grantee owns more than 50% of the voting interests; provided such transfer is not for value. Any permitted transfer shall be subject to the condition that the Board receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration).

     Section 9. Restrictive Covenants

     As a condition of this Option and in addition to any restrictive agreements the Grantee may have entered into with the Company, the Grantee accepts and agrees to be bound as follows:

     (a) Nondisclosure of Option Terms. The Grantee agrees not to disclose or cause to be disclosed at any time, nor authorize anyone to disclose any information concerning this Award Agreement or the Grantee's Option except (i) as required by law, or (ii) to a permitted transferee listed in Section 8 who agrees to be bound by this Paragraph 9(a), or (iii) to the Grantee's legal and financial advisors who agree to be bound by this Paragraph 9(a).

     (b) Noncompetition. During the Grantee's employment and until one year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any Subsidiary, the Grantee will not perform services as an employee, director, officer, consultant, independent contractor or advisor, or invest in, whether in the form of equity or debt, or otherwise have an ownership interest in any company, entity or person that directly competes anywhere in the United States, the United Kingdom, Taiwan, or in any other location outside the United States, the United Kingdom or Taiwan where the Company or a Subsidiary conducts or (to the Grantee's knowledge) plans to conduct business. Nothing in this Section 9(b) shall, however, restrict the Grantee from making an investment in and owning up to one-percent (1%) of the common stock of any company whose stock is listed on a national securities exchange or actively traded in an over-the-counter market; provided that such investment does not give the Grantee the right or ability to control or influence the policy decisions of any direct competitor of the Company or a Subsidiary.

     (c) Noninterference. During the Grantee's employment and until one year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any Subsidiary, the


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

          Grantee will not, either directly or indirectly through another business or person, solicit, entice away, or otherwise interfere with any employee, customer, prospective customer, vendor, prospective vendor, supplier or other similar business relation or (to the Grantee's knowledge) prospective business relation of the Company or any Subsidiary.

     (d) Nonsolicitation. During the Grantee's employment and until one year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any Subsidiary, the Grantee will not, either directly or indirectly through another business or person, hire, recruit, employ, or attempt to hire, recruit or employ, or facilitate any such acts by others, any person then currently employed by the Company or any Subsidiary.

     (e) Confidentiality. The Grantee acknowledges that it is the policy of the Company and its subsidiaries to maintain as secret and confidential all valuable and unique information and techniques acquired, developed or used by the Company and its subsidiaries relating to their businesses, operations, employees and customers ("Confidential Information"). The Grantee recognizes that the Confidential Information is the sole and exclusive property of the Company and its subsidiaries, and that disclosure of Confidential Information would cause damage to the Company and its subsidiaries. The Grantee shall not at any time disclose or authorize anyone else to disclose any Confidential Information or proprietary information that (A) is disclosed to or known by the Grantee as a result or as a consequence of or through the Grantee's performance of services for the Company or any Subsidiary, (B) is not publicly or generally known outside the Company and (C) relates in any manner to the Company's business. This obligation will continue even though the Grantee's employment with the Company or a Subsidiary may have terminated. This paragraph 9(e) shall apply in addition to, and not in derogation of any other confidentiality agreements that may exist, now or in the future, between the Grantee and the Company or any Subsidiary.

     (f) No Detrimental Communications. The Grantee agrees not to disclose or cause to be disclosed at any time any untrue, negative, adverse or derogatory comments or information about the Company or any Subsidiary, about any product or service provided by the Company or any Subsidiary, or about prospects for the future of the Company or any Subsidiary.

     (g) Remedy. The Grantee acknowledges the consideration provided herein (absent the Grantee's agreement to this Section 9) is more than Garmin is obligated to pay, and the Grantee further acknowledges that irreparable harm would result from any breach of this Section and monetary damages would not provide adequate relief or remedy. Accordingly, the Grantee specifically agrees that, in the event that the Grantee breaches any of the Grantee's obligations under this
          Section 9, the Company and any Subsidiary shall be entitled to injunctive relief therefor, and in particular, without limiting the generality of the foregoing, neither the Company nor any Subsidiary shall be precluded from pursuing any and all remedies they may have at law or in equity for breach of such obligations. In addition, this Option shall terminate immediately the first date on which the Grantee engages in such activity and the Board shall be entitled on or after



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          the first  date on which  the  Grantee  engages  in such  activity  to require the Grantee to return any Shares obtained by the Grantee's exercise of this Option to the Company and to require the Grantee to repay any proceeds received at any time from the sale of Shares obtained by the Grantee's exercise of this Option (plus interest on such amount from the date received at a rate equal to the prime lending rate as announced from time to time in The Wall Street Journal) and to recover all reasonable attorneys' fees and expenses incurred in terminating this Option and recovering such Shares and proceeds.

     Section 10. Status of the Grantee

     The Grantee shall not be deemed a shareholder of the Company with respect to any of the Shares subject to this Option, except to the extent that such Shares shall have been purchased and issued to him or her. The Company shall not be required to issue or transfer any certificates for Shares purchased upon exercise of this Option until all applicable requirements of law have been complied with and such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed.

     Section 11. No Effect on Capital Structure

     This Option shall not affect the right of the Company to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

     Section 12. Adjustments

     Notwithstanding any provision herein to the contrary, in the event of any change in the number of outstanding Shares effected without receipt of consideration therefor by the Company, by reason of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination or other change in the corporate structure of the Company affecting the Shares, the aggregate number and class of Shares subject to this Option and the exercise price of this Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change; provided, however, that any fractional share resulting from such adjustment shall be eliminated. In the event of a dispute concerning such adjustment, the decision of the Board shall be conclusive.

     Section 13. Amendments

     This Award Agreement may be amended only by a writing executed by the Company and the Grantee which specifically states that it is amending this Award Agreement; provided that this Award Agreement is subject to the power of the Board to amend the Plan as provided therein. Except as otherwise provided in the Plan, no such amendment shall materially adversely affect the Grantee's rights under this Award Agreement without the Grantee's consent.

     Section 14. Board Authority

     Any questions concerning the interpretation of this Award Agreement, any adjustments required to be made under Sections 12 or 13 of this Award Agreement, and any controversy which arises under this Award Agreement shall be settled by the Board in its sole discretion.


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     Section 15. Withholding Taxes

     The Grantee agrees to make appropriate arrangements with the Company for satisfaction of any applicable Federal, state or local income tax or payroll tax withholding amounts required by law to be withheld, including the payment to the Company at the time of exercise of an Option of all such taxes and requirements. The Company is not required to issue shares upon the exercise of this Option unless the Grantee first pays in cash or by share withholding to the Company such amount, if any, of tax withholding. The Company may, in its discretion, accommodate the Grantee's request to have additional tax withholding taken at the time of exercise.

     Section 16. Nonqualified Stock Option

     This Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, and shall not be so construed.

     Section 17. Notice

     Whenever any notice is required or permitted hereunder, such notice must be given in writing by (a) personal delivery, or (b) expedited, recognized delivery service with proof of delivery, or (c) United States Mail, postage prepaid, certified mail, return receipt requested, or (d) telecopy or email (provided that the telecopy or email is confirmed). Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it was personally delivered, sent to the intended addressee, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or the Grantee may change, at any time and from time to time, by written notice to the other, the address specified for receiving notices. Until changed in accordance herewith, the Company's address for receiving notices shall be Garmin Ltd.,
Attention: General Counsel, 1200 East 151st Street, Olathe, KS 66062. Unless changed, the Grantee's address for receiving notices shall be the last known address of the Grantee on the Company's records. It shall be the Grantee's sole responsibility to notify the Company as to any change in his or her address. Such notification shall be made in accordance with this Section 17.

     Section 18. Severability

     If  any  part  of  this  Award  Agreement  is  declared  by  any  court  or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Award Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid. Additionally, if any of the covenants in Section 9 are determined by a court to be unenforceable in whole or in part because of such covenant's duration or geographical or other scope, such court shall have the power to modify the duration or scope of such provision as the case may be, so as to cause such covenant, as so modified, to be enforceable.

     Section 19. Binding Effect

     This Award  Agreement  shall bind,  and,  except as  specifically  provided
herein,   shall  inure  to  the   benefit  of  the   respective   heirs,   legal
representatives, successors and assigns of the parties hereto.



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     Section 20. Governing Law

     This Award Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Kansas without giving effect to the principles of the Conflict of Laws to the contrary.


































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